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Variable Annuity Account X                                Item 24.b Exhibit (13)


                                PCG GROWTH SERIES
               AVERAGE ANNUAL TOTAL RETURN AS OF DECEMBER 31, 1999

 .72 Year (from date of first deposit, April 15, 1999)

         1000          (1+T)^.72                =           977.00
                      ((1+T)^.72)^1/.72         =        (0.9770)^1/.72
                        1+T                     =         0.9682
                          T                     =        (0.0318)



                         SIM CONSERVATIVE GROWTH SERIES
               AVERAGE ANNUAL TOTAL RETURN AS OF DECEMBER 31, 1999

 .72 Year (from date of first deposit, April 15, 1999)

         1000          (1+T)^.72                =         1,034.00
                      ((1+T)^.72)^1/.72         =        (1.0340)^1/.72
                        1+T                     =         1.0475
                          T                     =          .0475



                         SBL VARIABLE ANNUITY ACCOUNT X
                          NON-STANDARDIZED TOTAL RETURN

PCG GROWTH SERIES

Quotation of Total Return for the period of April 15, 1999 to December 31, 1999.

                      Initial Investment = $1,000

                                        INCREASE
          ENDING           INITIAL     (DECREASE)      INITIAL        % INCREASE
          VALUE             VALUE       IN VALUE        VALUE         (DECREASE)

1999     $  977.00    -    $1,000       $(23.00)   /   $1,000     =     (2.30)%

SIM CONSERVATIVE GROWTH SERIES

Quotation of Total Return for the period of April 15, 1999 to December 31, 1999.

                      Initial Investment = $1,000

                                        INCREASE
          ENDING           INITIAL     (DECREASE)      INITIAL        % INCREASE
          VALUE             VALUE       IN VALUE        VALUE         (DECREASE)

1999     $1,034.00    -    $1,000       $ 34.00    /   $1,000     =      3.40%